Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Gores Sponsor XI LLC

Address of Joint Filer:	c/o Gores Holdings XI, Inc.
6260 Lookout Road
Boulder, CO 80301

Relationship of Joint Filer	10% Owner, Director
to Issuer:

Issuer Name and Ticker or	Gores Holdings XI, Inc. (GHXI)
Trading Symbol:

Date of Event Earliest Transaction:	6/22/2026
(Month/Day/Year)

Designated Filer:	Gores Sponsor XI LLC

Name of Joint Filer:	AEG Holdings, LLC

Address of Joint Filer:	c/o Gores Sponsor XI LLC
6260 Lookout Road
Boulder, CO 80301

Relationship of Joint Filer	10% Owner, Director
to Issuer:

Issuer Name and Ticker or	Gores Holdings XI, Inc. (GHXI)
Trading Symbol:

Date of Earliest Transaction:	6/22/2026
(Month/Day/Year)

Designated Filer:	Gores Sponsor XI LLC

Name of Joint Filer:	Alec Gores

Address of Joint Filer:	c/o Gores Sponsor XI LLC
6260 Lookout Road
Boulder, CO 80301

Relationship of Joint Filer	10% Owner, Director
to Issuer:

Issuer Name and Ticker or	Gores Holdings XI, Inc. (GHXI)
Trading Symbol:

Date of Earliest Transaction:	6/22/2026
(Month/Day/Year)

Designated Filer:	Gores Sponsor XI LLC